UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2025

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2025, the Board of Directors of Imunon, Inc. (the “Company”) appointed Dr. Douglas Faller (age 72) as Chief Medical Officer.

Dr. Faller, an internationally recognized oncologist/hematologist and scientist, has nearly 30 years of pharmaceutical and biotech industry experience with a particular focus on clinical R&D, discovery, regulatory affairs, and strategy development. He has worked with small molecules, gene therapies, biologics and cell therapies to address a range of malignant and non-malignant diseases and disorders, including rare and genetic diseases, and neurological and neuropsychiatric disorders. He has extensive experience in early-stage development as well as global late-stage development and world-wide marketing approvals. He has taken molecules (including those discovered in his own academic laboratories) from first-in-human studies in the clinic, through registrational trials, international regulatory approvals and commercial launch. Prior to his position with the Company, Dr. Faller served as Chief Medical Officer of Skyhawk Therapeutics beginning in 2024, where he led the development of splicing modulators for the treatment of oncological and neurological disorders. From 2022 through 2024, he served as Chief Medical Officer of Oryzon Genomics, leading the development of epigenetic-modifying small molecules in oncology and neuropsychiatric disorders, and prior to that role, from 2015 through 2022, Dr. Faller was Executive Medical Director at Takeda Pharmaceuticals, where he led multiple programs in hematologic oncology, solid tumor malignancies and rare diseases, from first-in-human to global registrational trials and post-marketing trials. He was also extensively involved in Business Development for oncology, hematology and rare diseases. Dr. Faller was the scientific founder and CMO/CSO of Viracta Therapeutics, which he joined in 2019 and remained through 2021, after it became publicly traded and launched a pivotal trial of his therapeutic. Dr. Faller is the scientific founder or co-founder of four biopharma companies. Prior to working full-time in the biopharmaceutical industry, Dr. Faller was a professor at Harvard Medical School, and an attending physician at Brigham and Women’s Hospital, Boston Children’s Hospital and Dana-Farber Cancer Institute. He founded and directed the Comprehensive Cancer Center at Boston University, where he also served as the first Grunebaum Professor for Cancer Research, Vice-Chairman of the Department of Medicine, and Professor of Medicine, Biochemistry, Pediatrics, Microbiology, Pathology and Laboratory Medicine. Dr. Faller received a B.S. in biochemistry from the Massachusetts Institute of Technology, an MD from Harvard Medical School, and a PhD from the Massachusetts Institute of Technology in cancer molecular biology. He has authored more than 300 abstracts, 230 presentations and 375 manuscripts that have been published in peer-reviewed journals. He is certified in Internal Medicine, Hematology and Oncology, and is a Fellow of the American College of Physicians.

In connection with his appointment as Chief Medical Officer, Dr. Faller entered into an offer letter of employment with the Company, with his employment effective as of February 18, 2025. Pursuant to the offer letter, the Company will pay Dr. Faller an initial salary of $480,000 and a targeted annual performance bonus of 40% of his annual base salary. As an inducement to Dr. Faller’s employment, on February 18, 2025, the Company issued Dr. Faller an option to purchase 100,000 shares of the Company’s common stock (the “Inducement Options”). The Inducement Options (i) have a 10-year term, (ii) an exercise price per share equal to the closing price of the Company’s common stock as reported by Nasdaq on February 18, 2025, and (iii) a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining underlying shares vesting annually until fully vested on the fourth anniversary of the grant date, subject to Dr. Faller’s continued service with the Company through each applicable vesting date. The Inducement Options were granted outside the Company’s 2018 Stock Incentive Plan as an inducement material to Dr. Faller’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference as if fully set forth herein.

There are no arrangements or understandings between Dr. Faller and any other persons pursuant to which he was appointed as Chief Medical Officer of the Company. There are no family relationships between Dr. Faller and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company, dated February 10, 2025, relating to the inducement grant made to Dr. Faller is attached hereto as Exhibit 99.1 to this Form 8-K.

The information under this Item 7.01 and the press release attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter of Employment between Imunon, Inc. and Douglas Faller

99.1	Press Release of Imunon, Inc., dated February 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: February 10, 2025	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary